Exhibit 99.1

FOR IMMEDIATE RELEASE

March 2, 2010

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Proposed Public Offering of Common Stock

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 122-year-old IBERIABANK and IBERIABANK fsb (www.iberiabank.com), announced today that it has commenced an underwritten public offering of $300 million of its common stock. The underwriters will have a 30-day option to purchase up to an additional 15 percent of the offered amount of common stock from the Company, to cover over-allotments, if any. Goldman, Sachs & Co. and Keefe, Bruyette & Woods will serve as joint bookrunning lead managers. Stifel Nicolaus & Company, Inc., Howe Barnes Hoefer & Arnett, Inc., Raymond James & Associates, Inc., and Robert W. Baird & Company will act as co-managers.

The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed and effective with the Securities and Exchange Commission on Form S-3.

The Company intends to use the net proceeds from the proposed offering for general corporate purposes, including to fund possible future acquisitions of other financial services businesses (which may include FDIC-assisted transactions), working capital needs and investments in subsidiaries to support continued growth.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus, copies of which may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004 or by faxing (212) 902-9316, calling toll-free (866) 471-2526 or emailing Prospectus-ny@ny.email.qs.com or from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559.

IBERIABANK Corporation

IBERIABANK Corporation is a multi-bank financial holding company with 209 combined offices, including 136 bank branch offices in Louisiana, Arkansas, Alabama, Tennessee, Texas and Florida, 26 title insurance offices in Arkansas and Louisiana, and mortgage representative offices in 47 locations in 12 states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” On Monday, March 1, 2010, the Company’s common stock had a closing price of $57.94 and the market capitalization was approximately $1.2 billion.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, unanticipated losses related to the integration of acquired businesses and assets and assumed liabilities in FDIC-assisted transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in FDIC-assisted acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational infrastructure, hurricanes and other adverse weather events, the volatility of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.